EXHIBIT 10.19

MORIAH L.P. SECURITY AGREEMENT

NOTE CONVERSION AGREEMENT

NOTE CONVERSION AGREEMENT, dated as of October 9, 2012 (this “Agreement”), between InterMetro Communications, Inc., a Nevada corporation (the “Company”), and Moriah Capital, L.P., a Delaware limited partnership (together with its successors and any assignees, “Moriah”).

WHEREAS, the Company and certain of its affiliated entities and Moriah have contemporaneously entered into a Loan Payoff and Closing Agreement, dated as of the date hereof (as the same may be amended, (the “Loan Payoff Agreement”), among Moriah, the Company and such affiliates;

WHEREAS, in accordance with the Loan Payoff Agreement, the parties have agreed that (i) a $250,000 Deferred Payoff Amount (as defined therein) will be paid as set forth therein, and (ii) certain Put Options (the “Put Options”) previously granted by the Company to Moriah, pursuant to the terms of an Amended and Restated Securities Issuance Agreement dated as of November 30, 2011 shall be relinquished, cancelled and eliminated, and in consideration of such Deferred Payoff Amount and such relinquishment, cancellation and elimination, the Company shall issue to Moriah a promissory note (the “Note”) in the principal amount of $987,500 (such principal amount and any accrued but unpaid interest at any time outstanding being referred to herein as the “Note Indebtedness”) and that such Note shall be convertible (to the extent described therein), as described in Section 1 hereof, into such number of fully paid and nonassessable shares (as may be adjusted pursuant to Section 7 hereof, the “Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of the Company, as equals (i) that portion of the Note Indebtedness that Moriah elects to convert into Common Stock, divided by (ii) the Conversion Price (as defined below);

NOW, THEREFORE, the parties agree as follows:

1. Conversion Right: Manner of Exercise.  Subject to the terms hereof, commencing on the date hereof and until the date that the Note is repaid in full in accordance with the terms of the Note (the “Expiration Date”), Moriah shall have the right to convert (the “Conversion Right”) the Note Indebtedness into such number of shares of Common Stock that shall be obtained by dividing the Note Indebtedness so converted by the Conversion Price as defined in Section 3 hereof (except to the extent that such conversion is expressly limited by the terms of the Note).  Prior to making any payment under the Note (with the exception of the payment due on the Maturity Date, as defined in the Note), the Company will give to Moriah at least ten (10) days’ written notice of its intent to make a payment, which notice shall specify the amounts of principal and interest, respectively, of such proposed prepayment.  Within such 10-day period commencing upon Moriah’s receipt of such notice, Moriah may elect, by written notice given to the Company, to exercise its option to convert the amount of such payment (allocated between principal and interest, if required based on the amount of such payment) into Common Stock of the Company.  If Moriah’s written notice electing to exercise its option to convert the amount of such payment into Common Stock of the Company is not received by the Company in accordance with the notice provisions of this Agreement, within the 10-day period provided for doing so, then such conversion option, as it pertains to the payment with respect to which such notice was given, shall no longer be available to Moriah.  If Moriah desires to convert to Common Stock of the Company the principal balance and accrued unpaid interest that is due and payable on the Maturity Date, then it shall provide notice of its election to exercise such option to the Company at least ten (10) days prior to the Maturity Date, failing which such option shall expire and be of no further force or effect.

2. Conversion Limitations.  Notwithstanding anything contained herein to the contrary, Moriah shall not be entitled to convert pursuant to the terms hereof an amount of Note Indebtedness that would be convertible into that number of shares of Common Stock that would exceed the difference between 4.99% of the issued and outstanding shares of Common Stock and the number of shares of Common Stock beneficially owned by Moriah (the “4.99% Limitation”).  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Moriah may void the 4.99% Limitation upon not less than 61 days prior notice to the Company or without any notice requirement upon an Event of Default.

In the event that Moriah voids the 4.99% Limitation, Moriah shall not be entitled to convert pursuant to the hereof an amount of Note Indebtedness that would be convertible into that number of shares of Common Stock that would exceed the difference between 9.99% of the issued and outstanding shares of Common Stock and the number of shares of Common Stock beneficially owned by Moriah (the “9.99% Limitation”).  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Moriah may void the 9.99% Limitation upon not less than 61 days prior notice to the Company or without any notice requirement upon an Event of Default.

3. Certain Definitions.  The terms set forth below shall have the following meanings. Capitalized terms used but not defined herein have the meanings given to them in the Loan Payoff Agreement.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security or property rights convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Conversion Price” means (i) as to any portion of the Note Indebtedness constituting the principal amount of the Note, $0.25 per share, and (ii) as to any portion of the Note Indebtedness constituting accrued but unpaid interest, $0.30 per share, which respective Conversion Prices shall be subject to adjustment as provided herein.

4. Conversion Procedure.

(a) In order to exercise the conversion privilege hereunder, Moriah shall give a Conversion Notice in the form of Annex A (or such other notice which is reasonably acceptable to the Company) to the Company.

(b) As promptly as practicable, but in no event later than three (3) Business Days after a Conversion Notice is given, the Company shall issue and shall deliver to Moriah the number of full shares of Common Stock issuable upon such conversion, rounded up to the nearest whole share.  In lieu of delivering physical certificates for the shares of Common Stock issuable upon any such conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, and provided that such shares of Common Stock are properly designated with restrictions on transfer, if any, upon request of Moriah, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock issuable upon conversion to Moriah (or its designee) by crediting the account of Moriah’s (or Moriah’s designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

5. Notices of Certain Company Actions.  In case on or after the date of this Agreement:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; the Company shall give Moriah, as promptly as possible but in any event at least ten (l0) Business Days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined.  Such notice shall not include any information which would be material non-public information for purposes of the Securities Exchange Act of 1934, as amended.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.  In the case of any such action of which the Company gives such notice to Moriah or is required to give such notice to Moriah, Moriah shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

6. Stock Fully Paid, Reservation of Shares.  All Shares that may be issued upon the exercise of the rights represented by this Agreement will, upon issuance, be duly authorized, fully paid and nonassessable, and will be free from all Liens with respect to the issue thereof.  During the period within which the Conversion Right may be exercised, the Company will at all times have authorized, and reserved for the exercise of the Conversion Right, a sufficient number of shares of its Common Stock to enable the Company to fulfill its obligation hereunder.

7. Adjustment of Conversion Price and Number of Shares.  The number and kind of securities purchasable upon conversion, and the Conversion Price, shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustment for Common Stock Dividends and Distributions.  If the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, in each such event the Conversion Price that is then in effect shall be ‘decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock or Common Stock Equivalents issuable in payment of such dividend or distribution; provided; however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section (a) to reflect the actual payment of such dividend or distribution.

(b) Adjustments for Stock Splits, Stock Subdivisions and Combinations.  If the Company subdivides or combines the Common Stock, (1) in the case of a subdivision (including a stock split), the Conversion Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (2) in the case of a combination (including a reverse stock split), the Conversion Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Adjustments for Reclassification, Reorganization and Consolidation.  In case of (1) any reclassification, reorganization, change or conversion of securities of the Common Stock (other than a change in par value) into other shares or securities of the Company, (2) any merger or consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the acquiring and the surviving entity and that does not result in any reclassification or change of the Common Stock), or (3) any sale of all or substantially all the assets of the Company, Moriah shall have the right to receive, in lieu of the shares of Common Stock into which the Note Indebtedness is convertible, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation or sale upon conversion by Moriah of the maximum number of shares of Common Stock into which the Note Indebtedness could have been converted immediately prior to such reclassification, reorganization, change, merger or consolidation or sale, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.  The provisions of this Section shall similarly attach to successive reclassifications, reorganizations, changes, mergers or consolidations.

(d) Recapitalizations.  If at any time there occurs a recapitalization of the Common Stock (other than a subdivision, combination, or merger or sale of assets or other transaction otherwise provided for in Sections 7(a), 7(b) or 7(c)), Lender shall be entitled to receive, upon exercise of the Conversion Right and the giving of the Conversion Notice, the number of shares of capital stock or other securities or property of the Company or otherwise to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization.  This Section 7(d) shall only apply to a recapitalization in which all outstanding shareholders of Common Stock receive property for no additional consideration.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon exercise of the Conversion Right hereunder) with respect to the rights of Moriah after the recapitalization so that the provisions of this Section shall be applicable after that event as nearly equivalent as may be practicable.

(e) No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Moriah against impairment.

(f) Notice of Adjustments.  Whenever the consideration issuable upon a conversion hereunder shall be changed pursuant to this Agreement, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof.  Such certificate shall be signed by its chief financial officer and shall be delivered to Moriah or such other person as Moriah or any successor notice recipient may designate.

(g) No Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall round up the number of shares issuable in connection with such exercise to the next whole share.

8. Rights as Shareholder.  Moriah shall not be entitled to vote or, subject to Section 7(a), receive dividends with respect to, or be deemed the holder of, Shares issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Moriah, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Conversion Right shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. Representations and Warranties of Company.  The Company represents and warrants to Moriah as follows:

(a) This Agreement has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The execution and delivery of this Agreement are not, and the issuance of the Shares upon conversion under this Agreement in accordance with the terms hereof will not be, inconsistent with the Company’s charter or bylaws, as amended, and do not and will not constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which the Company is a party or by which it is otherwise bound.

10.           Voting Agreement.  The shares of Common Stock (and any other securities that are voting securities) issuable pursuant to this Agreement are subject to a Voting Agreement of common date.

11.           Miscellaneous.

(a) Notices.  All notices, requests and demands to or upon the respective parties hereto shall be given in writing, which shall include fax transmission and email with confirmed electronic receipt during normal business hours, and shall be deemed to have been duly given or made upon receipt by the receiving party.  All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance-with the provisions of this paragraph):

If to the Company:	InterMetro Communications
2685 Park Center Drive, Building A
Simi Valley, CA 93065
Attention: Charles Rice
Email: charles.rice@intermetro.net
Fax: (805) 582-1006

With a copy to:	Graham & Dunn PC
Pier 70 ~ 2801 Alaskan Way, Suite 300
Seattle, WA 98121-1128
Attention: Maren K. Gaylor
Email: mgaylor@grahamdunn.com
Fax: (206) 340-9599

If to Moriah:	Moriah Capital, L.P.
444 Madison Avenue, Suite 501
New York, New York 10022
Attention: Greg Zilberstein
Email: gregz@moriahcapital.com

With a copy to:	Cohen Tauber Spievack & Wagner PC
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Adam Stein, Esq.
Email: astein@ctswlaw.com
Fax: (212) 586-5095

(b) Amendments.  The terms of this Agreement shall not be amended, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by the parties hereto. The terms of this Agreement shall not be waived except by a written instrument signed by the party to be charged with such waiver.

(c) Binding on Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, the Company may not assign any of its rights under this Agreement to any Person without the prior written consent of Moriah.

(d) Invalidity.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Section or Paragraph Headings.  Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement

(f) Governing Law; Jurisdiction.  This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New York (without giving effect to conflict of law rules).  Venue for all legal proceedings initiated with respect to this Agreement shall be in the County of Los Angeles, State of California.

(g) Counterparts.  This Agreement may be executed in counterparts and by facsimile or electronic signature, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[SIGNATURE BLOCKS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Note Conversion Agreement as of the date set forth below.

INTERMETRO COMMUNICATIONS, INC.
(NEVADA)

By: /s/ Charles Rice
Name: ______________________________
Title: C.E.O.

MORIAH CAPITAL, L.P.

By:          Moriah Capital Management, L.P.,
General Partner

By:          Moriah Capital Management, GP, LLC,
General Partner

By: /s/ Greg Zilberstein
Name:
Title:              Managing Partner

Annex A

NOTICE OF CONVERSION

To:           InterMetro Communications, Inc.

1.           The undersigned hereby elects to purchase ______ shares of Common Stock of InterMetro Communications, Inc. in accordance with the terms of the attached Note Conversion Agreement.  As described in Section 1 of the Note Conversion Agreement, the undersigned is electing to exercise its option to convert the amount of a payment under the Note into Common Stock of the Company, allocated between principal and interest based on the amount of such payment, at the then applicable Conversion Price, which represents full payment of the purchase price of such shares.

Amount of conversion allocated to principal:   $________________

Amount of conversion allocated to interest:     $________________

2.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

Name:

Address

3.           The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.,

Signature:

Name:

Address:

Social Security or Taxpayer Identification No.:

Annex A Page - 1